Exhibit 4.10

Research, Collaboration and Licence Agreement

THIS AGREEMENT is made this 21 day of December 2017

BETWEEN:

(1)	CARDIFF UNIVERSITY, whose administrative offices are at 30-36 Newport Road, Cardiff, CF24 0DE, U.K. (the “University”);

(2)

University College Cardiff Consultants Ltd a company incorporated under the laws of England and Wales (company number 1477909) whose registered office is at 30-36 Newport Road, Cardiff, United Kingdom, CF24 0DE (“UC3”); and

(3)

NUCANA PLC a company incorporated under the laws of England and Wales (company number 3308778) whose registered office is at 77 / 78 Cannon Street, London, England, EC4N 6AF (hereinafter referred to as “NuCana”), together the “Parties” and each a “Party”.

RECITALS

i	The University has expertise in the purification and characterisation of phosphoramidate prodrugs.
ii

The University undertook a programme of research in relation to the purification and characterisation of phosphoramidate prodrugs for NuCana under a Research, Collaboration and Licence Agreement entered into by the Parties on 21 August 2009 (as subsequently amended and extended).

iii.

The 2009 Agreement is about to expire. The Parties wish to build on the results of the previous research and the University has agreed to carry out the Project for NuCana upon the terms and conditions set out in this Agreement.

iii	NuCana has agreed to arrange for external biological evaluation of phosphoramidate protides prepared by the University in support of the Project.
iv	UC3 is a wholly owned company of the University which is used to hold and exploit intellectual property rights on behalf of the University.

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

v

The University and UC3 have agreed that the ownership of the results of the Project shall vest solely in NuCana and the University has agreed to grant NuCana an exclusive licence to use the Protides IP in respect of each Nucleoside Family worked on during the Project and under the 2009 Agreement upon the terms and conditions set out in this Agreement.

WHEREAS the Parties hereby agree:

1	The Project
1.1	The University shall carry out the Project and provide the deliverables set out in Schedule 1 during the Project Period.
1.2

NuCana will arrange at its own cost for external biological evaluation of phosphoramidate protides prepared by the University and will share the results generated with the University as soon as is reasonably practicable. The University will be entitled to use such results for the sole purpose of carrying out the Project. The University will treat such results as Information provided to it by NuCana and keep such results confidential in accordance with Clause 6.

1.3	The Project shall be undertaken by
1.3.1	[***]
1.3.2	[***]
1.3.3	[***]

each engaged full-time for two years from the Effective Date; and

1.3.4	a technician engaged full-time for one year during the Initial Project Period,

together the “Research Team”. If at any time during the Project Period all of the Principal Investigators are unable or unwilling to continue supervising the Project the University in consultation with NuCana shall endeavour to appoint a successor or successors as soon as reasonably practicable thereafter.  If an appropriate successor or successors acceptable to both the University and NuCana cannot be found within [***], NuCana may terminate this Agreement upon giving the other Parties [***] written notice.

1.4	The Project may be extended beyond the Initial Project Period for a further period or periods by the written agreement of the Parties as to the scope of any additional work and/or research funding.

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2	Funding by NuCana
2.1	The University shall carry out the Project in consideration of payment by NuCana of the Project Fees being:
2.1.1	£[***] on the Effective Date;
2.1.2	£[***] on 1 July 2018;
2.1.3	£[***] on 1 January 2019; and

2.1.4£[***] on 1 July 2019.

The University will charge VAT in addition where appropriate.  The foregoing payments include the costs of all consumables used in the Project.

2.2

If NuCana fails to make any payment due pursuant to Clauses 2, 8.5, or 9, by the date for payment of the same, without prejudice to any other right or remedy available to the University or UC3, the University or UC3 may charge interest (both before and after any judgment) on the amount outstanding, at the interest rate in force pursuant to the Late Payment of Commercial Debts (Interest) Act 1998.  That interest will be calculated from the date or last date for payment to the actual date of payment, both dates inclusive, and will be compounded quarterly. NuCana will pay that interest to the University or UC3 on demand.

3	University Responsibilities
3.1	The University will carry out the Project in accordance with NuCana's reasonable instructions and shall use all reasonable skill and care in the performance of the Project.
3.2

The University will provide NuCana with regular written reports summarising the progress of work under the Project and the Results, and shall provide NuCana with a final report containing all of the Results reasonably promptly following completion of the Project.  The University shall use all reasonable endeavours to answer reasonably promptly all reasonable queries received from NuCana regarding the performance of the Project and the Results.

4	Warranties and Limitations and Exclusions of Liability
4.1

The University does not undertake that work carried out under or pursuant to this Agreement will lead to any particular result and NuCana acknowledges and understands that the success of the Project is not guaranteed.

4.2	The University does not accept any responsibility for any use which may be made of any work carried out under or pursuant to this Agreement, or of the

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Results, nor for any reliance which may be placed on such work or the Results, nor for advice or information given in connection with them
4.3

NuCana acknowledges that, in entering into this Agreement, it does not do so in reliance on any representation or warranty given by the University, UC3, their employees or officers and any conditions, warranties or other terms implied by statue or common law are excluded from this Agreement to the fullest extent permitted by law.  Accordingly, NuCana acknowledges and accepts that, other than as set out in Clause 4.4, neither the University or UC3 make any warranties or representations whether express or implied regarding the Results and/or the Intellectual Property in the Results and no warranty nor representation is given that:

4.3.1	the Results and/or the Intellectual Property in the Results and/or use of the same will not infringe the rights of any person;
4.3.2	the Project will be successful or that any particular result or objective shall be achieved, be achievable or be attained at all or by expiry of the Project Period or by any other date.
4.4	The University and UC3 each hereby warrants to NuCana that:
4.4.1

no third parties have been granted any rights to use the Protides IP in connection with any compounds comprised within the Nucleoside Families (with the exception of [***] under the Research Agreement);

4.4.2

all necessary steps have been taken to ensure that UC3 will own all rights in the Results and the Foreground Intellectual Property, including but not limited to any Results and Foreground Intellectual Property generated by any persons engaged by the University to perform the Project, so as to enable UC3 to assign ownership of the Results and the Foreground Intellectual Property to NuCana pursuant to Clause 8.3;

4.4.3 UC3 has the right to grant the exclusive licence to NuCana to use the Protides IP as set out in Clauses 8.4 to 8.7 (inclusive);  and

4.4.4.

the University will enter into a written agreement with [***] under which [***] will agree to assign (on the University’s request and without any additional consideration) to the University all of their property, rights, title and interest (if any) in and to the Results and the Foreground Intellectual property, prior to the relevant [***] being engaged on the Project.

4.5

NuCana undertakes to make no claim against the Principal Investigators or any other employee, student, agent or appointee of the University, being a claim which seeks to enforce against any of them any liability whatsoever in connection with this Agreement or its subject matter.

4.6	In no event shall any Party be liable to the other Parties under or in connection with this Agreement for:

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.6.1	loss of contracts, loss of goodwill, loss of opportunity, loss of profits, loss of turnover or loss of anticipated savings but only to the extent such losses are not direct losses; or
4.6.2	any indirect or consequential loss or special loss or damage of any nature whatsoever.
4.7	Save in respect of [***], the maximum liability of the University or UC3 to NuCana under or otherwise in connection with this Agreement or its subject matter shall be [***].
4.8

If any provision of this Clause 4 is held to be invalid or unenforceable under any applicable statute or rule of law then it shall be deemed to be omitted, and if as a result any Party becomes liable for loss or damage which would otherwise have been excluded then such liability shall be subject to the remaining provisions of this Clause 4.

5	Exclusivity
5.1	The University and UC3 each agrees that it will not:

5.1.1 during the Project Period:

(a)	undertake any [***] research on compounds comprised within the Nucleoside Families with or for [***] where such research would require utilisation of the Protides IP; and/or
(b)

grant to any third party any licence or right to use, or any option to obtain a licence or right to use, the Protides IP in connection with any of the Nucleoside Families or compounds comprised within the Nucleoside Families for any purpose whatsoever in the case of [***], the parties agree the restrictions in clause (a) and (b) above will relate to all fields other than the field of [***].

5.1.2 during the Extended Licence Period or Further Licence Period:

(a)

undertake with or for any third party any industrially sponsored research on those Compounds in respect of which a licence is granted during such Extended Licence Period or (as the case may be) Further Extended Licence Period ( the “Exclusive Compounds”) or on any compounds within such Exclusive Compounds’ Nucleoside Families (“Related Compounds”) where such research would require utilisation of the Protides IP; and/or

(b)

grant to any third party any licence or right to use, or any option to obtain a licence or right to use, the Protides IP in connection with any of the Exclusive Compounds or Related Compounds for any purpose whatsoever.

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3

NuCana acknowledges and accepts that the University cannot guarantee that the Nucleoside Families will not be covered by the claims contained in any patents granted pursuant to the patent applications assigned to [***] under the Assignment Deed. For the avoidance of doubt, NuCana further acknowledges the University shall not be deemed to be in breach of clause 5.1 in respect of the Cancer Research UK funded ECMC project entitled ‘Experimental Cancer Medicine Centre and/or under the Research Agreement.

6	Confidentiality
6.1

The University undertakes not to use or disclose to any third party any Information which is disclosed by NuCana to the University for use in the Project or any Results generated during the Project (“Confidential Information”) save that the University may disclose all and any Confidential Information to employees, students, officers and consultants of the University who need to know the same in connection with the performance of this Agreement or to advisers of the University who are providing advice in connection with this Agreement provided that all such personnel are bound by appropriate written terms of confidentiality equivalent to those contained in this Clause 6.

6.2	The obligation of non-disclosure set out in Clause 6.1 shall not apply with respect to information which the Receiving Party can show:

(a)	is known to the Receiving Party before the Effective Date, and not impressed already with any obligation by the Disclosing Party; or
(b)	is or becomes publicly known without fault on the part of the Receiving Party; or
(c)

is obtained by the Receiving Party from a third party in circumstances where they have no reason to believe that there has been a breach of an obligation of confidentiality owed to the Disclosing Party; or

(d)	the Receiving Party develops independently; or
(e)	is approved for release in writing by an authorised representative of the Disclosing Party; or
(f)

the Receiving Party is specifically required to disclose pursuant to an order of any Court of competent jurisdiction in order to fulfil the Court Order or in order to comply with any other legislation. Before making such a disclosure the Receiving Party shall inform the Disclosing Party of the requirement to make such disclosure.

7	Publications

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1

NuCana recognises that under University policy, the Results must be publishable and agrees that, subject to Clause 7.2, the University shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals or otherwise of their own choosing, methods and results of the Project and accordingly NuCana hereby grants or agrees to grant to the University a licence to use the Intellectual Property in the Results and where appropriate the foreground intellectual property and results assigned to NuCana under the 2009 Agreement for such purposes.

7.2

Subject to the provisions of Clause 7.3, the University agrees to provide NuCana with a copy of any proposed publication at least [***] prior to submission for publication. NuCana may object to publication by providing notice to the University on the basis that:

7.2.1	the publication contains Confidential Information; or

7.2.2    the publication contains Intellectual Property belonging to NuCana

PROVIDED THAT if the University has not received notice from NuCana objecting to the publication within [***] of NuCana receiving a copy of the proposed publication NuCana shall be deemed to have agreed to the publication and the University may proceed with the publication.

If NuCana objects to the proposed publication:

(a)

on the basis the publication contains Confidential Information and/ or Intellectual Property belonging to NuCana other than the Foreground Intellectual Property, NuCana shall identify such Confidential Information and/ or Intellectual Property and the University shall remove such Confidential Information and/ or Intellectual Property from the publication;

(b)

on the basis that the publication contains Foreground Intellectual Property, the University shall delay publication for a period of [***] from the date of receipt of the proposed publication by NuCana in order that NuCana may file patent applications to protect such Foreground Intellectual Property;

(c)

if NuCana considers that there are exceptional circumstances requiring a longer delay in respect of any  proposed publication to permit NuCana to file patent applications to protect the Foreground Intellectual Property and that view is supported by NuCana’s patent agents, NuCana may request that the University delays such publication for up to [***] from the date of receipt of the proposed publication by NuCana and the University shall be bound to agree to such request provided that NuCana provides the University with details of the exceptional circumstances necessitating such a delay and the supporting advice from the patent agents.

It is further agreed by the University that, at NuCana’s request, an acknowledgement to NuCana be included in any written publication

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

produced by the University in recognition of NuCana’s involvement in the Project.

7.3

Notwithstanding the provisions of Clauses 7.1 and 7.2, nothing contained in this Agreement shall prevent or hinder any student employed by the University in connection with the Project from submitting a thesis incorporating or using the Foreground Intellectual Property or the Results, the examination of such a thesis by examiners appointed by the University or the deposit of such a thesis in a University library in accordance with the University’s procedures provided always that:

7.3.1	the University shall obtain the prior written consent of NuCana, such consent not to be unreasonably withheld or delayed;
7.3.2	the University shall ensure that the examiners appointed by the University shall be bound by written obligations of confidentiality no less onerous than those at Clause 6;
7.3.3

the University shall ensure that the student theses are stored in a University library with restricted access for [***] from submission or such longer period (but subject to a maximum of [***]) as NuCana may reasonably request provided that the University is able to allow such extended period of restricted access taking into account University policy and the relevant student thesis on a case by case basis.

8	Intellectual Property and use of the Results
8.1

Each Party shall retain ownership in and to its Background IP. Except as otherwise stated, this Agreement shall not grant or be construed as granting any rights by license or otherwise to the other Parties in or to another Party's Background IP.

8.2

Each Party hereby grants the other Parties a non-exclusive, royalty-free licence to use its Background IP that it introduces into the Project for the purposes of completion of the Project only and, except as set out elsewhere in this Agreement, no other rights or licences are granted in respect of such Background IP.

8.3	The University and/or UC3 each hereby undertakes that all Intellectual Property in and to the Results shall belong to and vest in NuCana, and the University and UC3 each hereby:
8.3.1

assigns to NuCana all of their right, title and interest in and to any copyrights, database rights and UK unregistered design rights in and to the Results to the intent and with the effect that all such rights shall vest in NuCana on the date such rights are developed by the University;

8.3.2	assigns to NuCana all their right, title and interest in and to all other Intellectual Property in and to the Results; and

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3.3

undertakes to execute or procure the execution of any additional documents or do or procure any other acts or things which may be necessary from to time to vest in NuCana legal and beneficial ownership of the Results and the Foreground Intellectual Property.

8.4

The University and UC3 hereby grant to NuCana, and NuCana hereby accepts, an exclusive royalty-free worldwide licence (with the right to grant sub-licences to third parties) during the Project Period to use the Protides IP in respect of the Compounds and all compounds comprised within their respective Nucleoside Families (e.g. if the University has carried out work on [***] as part of the Project or under the 2009 Agreement then the foregoing licence will cover all [***]) for all purposes, including but not limited to researching and developing pharmaceutical products for all and any therapeutic, diagnostic, prognostic and prophylactic indications and thereafter the manufacture, marketing, distribution and sale of such pharmaceutical products.

8.5

Upon request by NuCana to the University and UC3 prior to expiry of the Project Period, the licence granted pursuant to Clause 8.4 shall be deemed to have been extended for a further period of [***] from expiry of the Project Period (the “Extended Licence Period”) in respect of those Compounds upon which Evaluation Testing either has been undertaken during the Project Period or under the 2009 Agreement, is continuing at expiry of the Project Period or is to be undertaken following expiry of the Project Period and all compounds within their respective Nucleoside Families, subject to NuCana notifying the University and UC3 at the time of such request of the Compounds in respect of which Evaluation Testing is continuing  or is to be undertaken.

8.6

Upon request by NuCana to the University and UC3 prior to expiry of the Extended Licence Period, the licence referred to in Clause 8.5 above shall be deemed to have been extended for one further [***] period (the “Further Extended Licence Period”) if  NuCana so requests in respect of those Compounds upon which Evaluation Testing is ongoing at such date for the purposes of finalising Evaluation Testing on such Compounds,  subject to;

8.6.1 the sum of £[***] ([***] pounds) becoming due and   payable by NuCana  to the UC3 on the first day of the Further Extended Licence Period; and

8.6.2 NuCana notifying the University and UC3 at the time of such request of the Compounds upon which Evaluation Testing is ongoing at such date.

UC3 will charge VAT in addition where appropriate.

8.7

Once NuCana has completed its Evaluation Testing on the Compounds, it shall notify the University and UC3 of such completion and of those Compounds which, following such Evaluation Testing, are reasonably

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

deemed by NuCana to be suitable for commercialisation (the “Selected Compounds”). The University and UC3 hereby grants to NuCana, and NuCana hereby accepts, an exclusive royalty-free worldwide licence (with the right to grant sub-licences to third parties) (terminable only in the circumstances set out in Clause 8.9) to use the Protides IP in respect of the Selected Compounds and all compounds comprised within their respective Nucleoside Families (i.e. if a [***] is one of the Selected Compounds, then the foregoing licence will cover all [***]) for all purposes, including but not limited to researching and developing pharmaceutical products for all and any therapeutic, diagnostic, prognostic and prophylactic indications and thereafter the manufacture, marketing, distribution and sale of such pharmaceutical products.

8.8	The University and UC3 each hereby agrees not (except as expressly permitted under other provisions of this Agreement) at any time whilst the licences granted pursuant to:
8.8.1

Clauses 8.4 or 8.5 remain in force, to use, or to grant to any person or entity a licence or other right to use the Protides IP with any of the Compounds/ or and any of the compounds comprised within their respective Nucleoside Families covered by such licences or to conduct research on such Compounds and/ or any compounds comprised within their respective Nucleoside Families on behalf of or in collaboration with any third party, for any purpose whatsoever;

8.8.2

Clauses 8.6 or 8.7 remain in force, to use, or to grant to any person or entity a licence or other right to use the Protides IP with any of the Compounds covered by such licences and/ or any compounds comprised within their respective Nucleoside Families or to conduct research on such Compounds  and/ or any compounds comprised within their respective Nucleoside Families on behalf of or in collaboration with any third party, for any purpose.

8.9	All the licences granted to NuCana pursuant to Clauses 8.4, 8.5 and 8.6 and 8.7:
8.9.1	may be terminated by UC3:
(a)	[***] by serving written notice upon NuCana in the event of NuCana’s Insolvency;
(b)

by giving [***] written notice to NuCana in the event of a material breach of any such licence including, but not limited to, failure to make the payments due under Clause 8.6, which if capable of remedy by NuCana is not remedied within the [***] notice period;

(c)	if NuCana fails to pay any of the payments payable pursuant to Clause 9 within [***] of the due date for payment thereof;
8.9.2	shall [***] terminate upon termination of this Agreement pursuant to the provisions of Clause 11.2.

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.10

NuCana shall promptly notify the University at the end of the Extended Licence Period or Further Extended Licence Periods as applicable of the Compounds (if any) which it no longer requires a licence for and the restrictions upon the University and UC3 at Clause 8.8 shall cease to apply in respect of those Compounds (if any). For the avoidance of doubt the restrictions at Clause 8.8 shall cease to apply if the licences granted pursuant to Clauses 8.4, 8.5, 8.6 and/or 8.7 are terminated pursuant to Clause 8.9.

8.11

NuCana hereby grants or agrees to grant to the University a royalty-free licence to use any Intellectual Property in and to the Results for the University’s own internal non-commercially funded research and academic and teaching purposes, provided that such purposes do not cause the University to be in breach of any other term of this Agreement including its obligation of confidentiality set out in Clause 6.

8.12

NuCana shall indemnify and hold harmless the University, UC3, their employees and agents, from and against any claim, loss, damage or expense relating to  NuCana’s use and/or uses of any and all Results, the Intellectual Property in the Results and/or any other advice or information supplied to NuCana pursuant to this Agreement but excluding any such claim, loss, damage or expense to the extent that it arises as a result of any breach by the University or UC3 or their employees and agents of the terms of this Agreement or any negligence on the part of the University or UC3 or their employees and agents. The University and/ or UC3 (as the case shall be) shall provide NuCana with written notice of any such claim or liability as soon as possible and in any event within [***] of receiving notice of any such claim or liability. NuCana shall be solely responsible for the investigation, defence, settlement and discharge of such claim or liability and the University and/or UC3 shall provide NuCana with all assistance reasonably requested by NuCana in connection with the investigation, defence, settlement and discharge of such claim or liability.

9	Milestone and Royalty Payments
9.1

NuCana agrees to make milestone payments to UC3 as set forth in Schedule 2. Each milestone payment is owed whether the milestone is achieved by NuCana, an Affiliate, Licensee or Assignee.  NuCana shall inform UC3 within [***] of the event and the payment shall be made within [***] of the notice of each event being served to UC3.  If the milestone is achieved by a Licensee or Assignee, NuCana shall inform UC3 within [***] of NuCana’s knowledge of the event and payment shall be made within [***] of notice of each event being served to UC3.

9.2	NuCana will pay to UC3 a royalty of [***] percent ([***]%) of Net Sales of NuCana or any of its Affiliates.
9.3	NuCana will pay to UC3 a royalty of [***] percent ([***]%) of all Other Income received by NuCana or any of its Affiliates from the exploitation of the Results and/or Foreground Intellectual Property.

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.4

[***]. No milestone payments (as set out in Schedule 2) or royalties, as payable in accordance with Clauses 9.1, 9.2 and 9.3, shall be payable by NuCana to the UC3 if the relevant milestones have already been paid under the 2009 Agreement including but not limited to where the relevant milestone is only payable on the first product incorporating a compound within a Nucleoside Family and the relevant milestone has already been paid for a product incorporating another compound within the same Nucleoside Family under  the 2009 Agreement

9.5

Within [***] of the end of the period commencing on the Effective Date and ending on [***] and each subsequent  period of [***] commencing on [***] (each a “Royalty Period”), NuCana shall submit to UC3 a written statement  detailing:

(a)	the total Net Sales (if any) of NuCana and all its Affiliates during such Royalty Period;
(b)	the total royalties payable pursuant to the provisions of clause 9.2 above in respect of such Net Sales;
(c)	the total Other Income (if any) received by NuCana and all its Affiliates during such Royalty Period from the exploitation of the Results and/or Foreground Intellectual Property; and

   (d) the total royalties payable pursuant to the provisions of Clause 9.3 above in respect of such Other Income together with payment of the total amount of royalties (if any) shown on such statement.

9.6	All sums payable under this Agreement are exclusive of value added tax which shall, if applicable, be payable in addition at the rate in force from time to time.
9.7	NuCana shall and shall procure that each of its Affiliates shall keep true and accurate records and books of account of:

(a) all sales by NuCana or (as the case may be) the relevant Affiliate of Products; and

(b) all proceeds received by NuCana or (as the case may be) the relevant Affiliate from;

(i) Licensees in connection with a licence or sub-licence of the Results or Foreground Intellectual Property, including but not limited to signing or upfront fees, annual licence maintenance fees, royalties on sales and annual minimum royalty payments; and/or

(ii) Assignees in connection with assignation of the Results and/or Foreground Intellectual Property

(the “Records”), and NuCana shall and shall procure that each of its Affiliates shall, upon request by UC3 and during normal business hours, permit a chartered accountant appointed by UC3 to inspect such Records for the purpose of enabling UC3 to verify the accuracy of the statements

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided pursuant to Clause 9.5. UC3 shall procure that such accountant enters into a confidentiality agreement with NuCana in terms of which he/ she agrees to keep confidential all information obtained from such inspection and to disclose such information solely to UC3. All fees, expenses and other payments payable to such chartered accountant in connection with any such inspection shall be borne by UC3 unless such inspection reveals an underpayment of royalties in respect of any Royalty Period of at least [***] percent ([***]%) in which case such costs shall be borne by NuCana and, if such costs have already been incurred by UC3, NuCana shall (subject to UC3 providing receipts or other proof that such  costs have been incurred) reimburse such costs to UC3 immediately upon demand.

10	Force majeure

If the performance by any Party of any of its obligations under this Agreement (other than an obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then the that Party shall (provided it has notified the other Parties of the relevant circumstances) be excused from performance of that obligation for the duration of the relevant event.

11	Term and Termination
11.1

This Agreement shall be deemed to have commenced on the Effective Date and shall continue in full force and effect until expiry of the Project Period unless terminated earlier pursuant to the provisions of Clause 11.2.

11.2

This Agreement may be terminated by any Party for any material breach of the obligations set out in this Agreement by any of the other Parties, by giving [***] written notice to the other Parties of its intention to terminate.  The notice shall include a detailed statement describing the nature of the breach.  If the breach is capable of being remedied and is remedied within the [***] notice period, then the termination shall not take effect.

  If the breach is not remedied within the [***] notice period, then the termination shall take effect at the end of the [***] notice period. Failure to make the payments set out in Clauses 2.1, 8.6 or 9 within [***] following the due date for such payment shall constitute a material breach for the purposes of this Clause 11.2.

11.3

Upon expiry or termination of this Agreement all rights and obligations of the Parties shall, subject to the provisions of Clause 11.4, immediately cease without prejudice to any rights of action then accrued hereunder or at law.

11.4	Unless stated otherwise in this Agreement:

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.4.1

the following provisions shall survive expiry (but not termination of this Agreement pursuant to Clause 11.2): Clauses 2.1, 2.2, 3.2, 4, 5, 6, 7, 8, 9, 10, 11.3, 12, 13, 14, 15, 16, 17 and this Clause 11.4;

11.4.2

the following provisions shall survive termination of this Agreement pursuant to Clause 11.2: Clauses 2.1 and 2.2 (but only in relation to any outstanding payments due as at the date of termination),2.4, 3.2, 4, 6, 7, 8.3, 9, 10, 12, 13, 14, 15, 16, 17 and this Clause 11.4.

12	Publicity

No Party shall use the name of either of the others in any press release or product advertising, or for any other commercial purpose, without that other Party’s prior written consent; provided, however, that publication of the sums received from NuCana in the University’s annual report and similar publications shall not be regarded as a breach of this Clause 12.

13	Assignment

No Party shall assign any of its rights and obligations under this Agreement without the prior written consent of each of the other Parties.

14	Notices
14.3	The University’s representative for the purpose of receiving payments shall until further notice be:

[***]

14.4	The University’s representative for the purpose of receiving reports shall until further notice be:

[***]

14.5	The University’s representative for the purpose of receiving all other notices shall until further notice be:

[***]

14.6	UC3’s representative for the purpose of receiving all notices shall until further notice be:

[***]

14.7	NuCana’s representative for the purpose of receiving invoices, reports and other notices shall until further notice be:

Hugh S Griffith, Chief Executive Officer, NuCana plc, 3 Lochside Way, Edinburgh, EH12 9DT.

15	General

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.1

Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between the Parties or the relationship between any of them of either principal and agent or employer and employee.

15.2

This Agreement, and its Schedules (which are incorporated into and made a part of this Agreement), together constitute the entire agreement between the Parties for the Project.  Any variation shall be in writing and signed by all Parties or by their authorised signatories.

15.3

This Agreement shall be governed by English and Welsh law. The English and Welsh courts shall have exclusive jurisdiction to deal with any dispute which has arisen or may arise out of or in connection with this Agreement.

15.4	Headings are for convenience only and shall not affect the construction or interpretation of this Agreement; and references to Clauses are to clauses of this Agreement.

16	Third parties

The Parties do not intend that the terms of this Agreement create any right enforceable by any person who is not a party to it ('Third Party') under the Contracts (Rights of Third Parties) Act 1999 (the “Act”).

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

17	Definitions

In this Agreement the following words shall have the following meanings unless the context otherwise requires:

“Affiliate”

means any corporation or non-corporate entity that controls, is controlled by, or is under common control with a party to this agreement.  A corporation or non-corporate  entity is to be regarded as in control of a corporation if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock of the other corporation, or (i) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation or (ii) in the case of a non-corporate business entity, or non-profit corporation, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable;

“Assignee”	means any person or entity obtaining an assignment of the Foreground Intellectual Property or part thereof from NuCana or from any Affiliate of NuCana other than an Affiliate of NuCana;
“Assignment Deed”	means the Deed between UC3 and [***] (thereafter acquired by [***]) dated [***];
“Background IP”

means any Intellectual Property owned or controlled by any Party at the date of this Agreement together with any and all rights therein or which shall at any time thereafter become so owned or controlled and in the case of the University includes the Protides IP;

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Confidential Information”	shall have the meaning set out in Clause 6.1;
“Compounds”	means the compounds comprised within each Nucleoside Family which the University has been requested to conduct work on by NuCana as part of the Project or under the 2009 Agreement;
“Disclosing Party”	means a Party to this Agreement that discloses Confidential Information to one or both of the other Parties;
“Effective Date”	means 1 January 2017;
“Evaluation Testing”	means testing such as [***];
“Extended Licence Period”	means the period referred to in Clause 8.5 above;
“Foreground Intellectual Property”	means any Intellectual Property arising from the Project;
“Further Extended Licence Period”	means the period referred to in Clause 8.6 above;
“Information”	means specifications, drawings, circuit diagrams, tapes, discs and other computer-readable media, documents, information, techniques and know-how;
“Initial Project Period”	means the period of [***] commencing on the Effective Date;
“Intellectual Property”	means all and any rights in or to [***]; and all similar or equivalent rights arising or subsisting in any part of the world;

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Insolvency”

(i)a petition is presented, a resolution is passed or an order is made for the winding up or dissolution of a party;

(ii)an application, petition or order is made for any of the following to be appointed over a party or any of its assets, or such an appointment is made: receiver, administrative receiver, receiver and manager, administrator or sequestrator;

(iii)a party enters into, or there is proposed, a compromise or arrangement or voluntary arrangement, or a scheme or composition in satisfaction or composition of its debts with all or any of the creditors or members of a party or steps are taken to obtain a moratorium;

(iv)any creditor takes possession of, or levies distress, enforcement or some other process upon, all or any of a party’s assets or undertaking;

(v)a party is deemed unable to pay its debts, or is unable, or admits its inability, to pay its debts as they fall due; or

(vi)a party ceases to carry on the whole or a substantial part of its business;

and the term “Insolvent” shall be construed accordingly;

“Licensee”

means any person or entity (other than an Affiliate of NuCana) entering into a license with NuCana or a sublicense with an Affiliate of NuCana of the Results or Foreground Intellectual Property or part thereof;

“"Net Sales"	means the gross proceeds received by NuCana or its Affiliates from the sale of Products by NuCana or its Affiliates after deduction of costs relating to [***];

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Nucleoside Families”	means those nucleoside families as set out in Schedule 1 and Nucleoside Family shall be construed accordingly;
"Other Income"

means the gross proceeds received by NuCana or its Affiliates:(i) from Licensees in connection with a licence or sub-licence of the Results or Foreground Intellectual Property, including but not limited to, [***];

and/or

(ii) from Assignees in connection with assignation of the Results or Foreground Intellectual Property, other than any assignation of the Results or Foreground Intellectual Property as part of the sale of all or substantially all of the business and assets of NuCana to a third party and as part of which sale NuCana's rights and obligations under this Agreement are also being transferred to the relevant third party;

“[***]”	means a [***] engaged by the University on the Project;

"Product"	means any pharmaceutical products developed, manufactured, marketed, distributed and/or sold by NuCana or its Affiliates which incorporate a compound which is comprised within the Results;
“Project”	shall have the meaning set out in Schedule 1;
“Project Period”	the Initial Project Period and any extension or extensions thereto agreed by the Parties pursuant to Clause 1.4;
“Project Fee”	means the fees set out at Clause 2.1 above;

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"ProTides Agreement"	means the licence and collaboration agreement to be entered into between NuCana and [***];
“Protides IP”

means the Intellectual Property owned or controlled by the University at the date of the 2009 Agreement relating to [***] nucleoside phosphoramidate prodrugs and any and all rights therein or which shall any time thereafter become so owned or controlled;

“Principal Investigators”	means [***] or such successor as may be appointed;
“Receiving Party”	means a Party to this Agreement that receives Confidential Information from one or both of the other Parties;
“Results”

means the results generated by the Principal Investigators, [***],[***] and/or any other persons engaged on the Project arising from the research conducted by the Principal Investigators, [***] and/or any other persons in performing the Project;

"Research Agreement"

means the terms of agreement between the University and [***] for the conduct of research by the University relating to the discovery and development of  new anti cancer nucleosides and nucleotides;  and

“2009 Agreement”

means the Research, Collaboration and Licence Agreement entered into by the Parties on 21 August 2009 (as subsequently amended and extended pursuant to amendments signed by the Parties dated 30 Sept 2010, 25 July 2011, 26 October 2011, 3 July 2012, 9 December 2013, 8 October 2014, 17 March 2015, 5 October 2015 and 22 November 2016.

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AGREED by the Parties through their authorised signatories:

For and on behalf of CARDIFF UNIVERSITY	For and on behalf of NUCANA PLC
[***]	/s/ Hugh S Griffith
signed	Signed
[***]	Hugh S Griffith
print name
Deputy Director and Head of Research Governance and Contracts Research Innovation Services	Chief Executive Officer
title
21/12/17	21/12/17
date
For and on behalf of University College Cardiff Consultants Ltd signed [***]

print name [***]

title Deputy Director and Head of Commercial Development Research Innovation Services

date 21/12/17

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE ONE

[***]

SCHEDULE TWO

[***]

The University or UC3 as applicable will charge VAT in addition where appropriate.

Research, Collaboration and Licence Agreement   December 2017

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Amendment No.1

This Amendment, effective as of 21 December 2017, is made:

BETWEEN:

(1)	CARDIFF UNIVERSITY, whose administrative offices are at 30-36 Newport Road, Cardiff, CF24 ODE, U.K. (the “University”);
(2)

UNIVERSITY COLLEGE CARDIFF CONSULTANTS LTD, a company incorporated under the laws of England and Wales (company number 1477909) whose registered office is at 30-36 Newport Road, Cardiff, United Kingdom, CF24 0DE (“UC3”); and

(3)	NUCANA PLC, a company incorporated under the laws of England and Wales (company number 3308778) whose registered office is at 77 / 78 Cannon Street, London, England, EC4N 6AF (“NuCana”),

together the “Parties” and each a “Party”.

RECITAL:

The Parties entered into a Research, Collaboration and License Agreement dated 21 December 2017 for a research project (the “Agreement”).  The Parties wish to amend the Agreement as set forth in this Amendment.

IT IS AGREED AS FOLLOWS:

1.Status and Purpose of this Amendment

This Amendment is supplemental to the Agreement.  Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect.

2.Amendments to the Agreement

The Parties agree that, with effect from 21 December 2017, the terms of the Agreement shall be amended as follows:

The reference to “1 January 2017” in the definition of “Effective Date” in Clause 17 shall be amended to “1 January 2018”.

The reference to “[***]” in Clause 9.5 shall be amended to “[***]”.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their authorized officers or representatives on the date indicated below.

Signed on behalf of

Cardiff University /s/ [***]Date 01.02.2018

Signed on behalf of

University College Cardiff

Consultants Ltd /s/ [***]Date 01.02.2018

Signed on behalf of

Nucana PLC /s/ H. GriffithDate 01.02.2018

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.